Exhibit A

           Directors and Officers of Jewelcor Management, Inc.

Name and Position         Principal Occupation    Principal Business
Address
-----------------         --------------------    ---------------------

Seymour Holtzman,         Chairman, Chief     100 North Wilkes Barre Blvd.
Chairman, Chief           Executive Officer    Wilkes Barre, Pennsylvania
Executive Officer                              18702

Richard Huffsmith,      General Counsel       100 North Wilkes Barre Blvd.
VP/General Counsel                            Wilkes Barre, Pennsylvania
                                               18702

Barry Booth, Vice         Vice President       100 North Wilkes Barre Blvd.
President/Finance         Finance              Wilkes Barre, Pennsylvania
                                               18702

Maria Sciandra,           Corporate Secretary     100 North Wilkes Barre Blvd.
Corporate Secretary and                           Wilkes Barre, Pennsylvania
Director                                           18702

Joseph Litchman, Vice     Vice President/         100 North Wilkes Barre Blvd.
President/Treasurer and   Treasurer               Wilkes Barre, Pennsylvania
Director                                           18702